FOR IMMEDIATE RELEASE

CONTACT:	Jacqueline Strayer (414) 524-3876 jacqueline.f.strayer@jci.com

Media Glen Ponczak (414) 524-2375 Glen.L.Ponczak@jci.com

Investors

Johnson Controls Denies Intention to Sell Its Automotive Interiors Business Segment; Company
Explores Sale of Automotive Electronics Business Segment

MILWAUKEE, March 6, 2013 — Johnson Controls issued the following statement:

Contrary to a wire service story released earlier today, Johnson Controls has not retained JPMorgan to sell its automotive interiors business segment and said it has no current intention to divest this segment.

Johnson Controls said it had retained JPMorgan to explore the potential divestiture of its automotive electronics business segment. The company is in the preliminary stages of this process.

No other details are available at this time.

About Johnson Controls

Johnson Controls is a global diversified technology and industrial leader serving customers in more than 150 countries. Our 170,000 employees create quality products, services and solutions to optimize energy and operational efficiencies of buildings; lead-acid automotive batteries and advanced batteries for hybrid and electric vehicles; and interior systems for automobiles. Our commitment to sustainability dates back to our roots in 1885, with the invention of the first electric room thermostat. Through our growth strategies and by increasing market share we are committed to delivering value to shareholders and making our customers successful. In 2012, Corporate Responsibility Magazine recognized Johnson Controls as the #5 company in its annual “100 Best Corporate Citizens” list. For additional information, please visit http://www.johnsoncontrols.com.

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